AMENDMENT #3 TO REVOLVING CREDIT AGREEMENT
                       ------------------------------------------

      THIS AMENDMENT #3 TO THE REVOLVING CREDIT AGREEMENT is made as of February 1, 2001 and hereby amends that certain Revolving Credit Agreememt dated January 31, 1997 and Amendment #1 dated August 31, 1997, and Amendment #2 dated February 1, 1999 by and between Hydrogel Design Systems, Inc., a Delaware corporation (the "Borrower"), and Embryo Development Corporation, a Delaware corporation (the "Lender").

                                    WITTNESETH
                                   -----------

     WHEREAS, the Borrower and Lender are parties to that certain Revolving Credit Agreement dated January 31, 1997, Amendment dated August 31, 1997 and Amendment dated February 1, 1999; and

     WHEREAS, the Borrower and Lender desire to futher amend that certain Revolving Credit Agreement to effect the changes provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


      1.Effective as of the date hereof, Section 1.1 is hereby amended to read as follows:

       "Termination Date" shall mean September 30, 2002, twenty (20) months following the date of this Amendment #3.

        Effective as of the date hereof, Section 2.8 is hereby amended as follows:

        Maturity of Loans and Required Payment of Principal and Interest.
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        The outstanding principal amount, and any accrued interest, shall be due and payable as follows: (i) Fifty (50) % of any cash flow from operations of Borrower (as defined by generally accepted accounting principles) in excess of $500,000 during any fiscal year of Borrower which ends prior to the Termination Date shall be required to be paid to Lender. Such payment shall be made within 45 days of the fiscal year end of Borrower and; (ii) any remaining outstanding principal and interest balance due shall be payable on September 30, 2002.

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       2.This Amendment #3 shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

      3.Except as otherwise specifically set forth herein, all of the terms and provisions of the Revolving Credit Agreement and prior Amendments shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment #3 to the Revolving Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              HYDROGEL DESIGN SYSTEMS, INC.


                              BY: /s/ Karen Nazzareno
                             __________________________

                             NAME:  Karen Nazzareno

                             TITLE: CFO



                              EMBRYO DEVELOPMENT CORPORATION


                              BY: /s/ Matthew Harriton
                             ___________________________

                              NAME: Matthew Harriton

                              TITLE:  CEO